Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523
Tuesday, July 18, 2006
WELLS FARGO REPORTS QUARTERLY RECORDS; DOUBLE-DIGIT GROWTH IN REVENUE, EPS
Second Quarter 2006 Highlights:
•	Record diluted earnings per share of $1.23, up 10 percent from prior year’s $1.12, up 13 percent (annualized) from first quarter 2006

•	Record net income of $2.09 billion, up 9 percent from prior year’s $1.91 billion, up 14 percent (annualized) from first quarter 2006

•	Return on equity of 19.8 percent

•	Record revenue of $8.79 billion, up 12 percent from prior year, up 11 percent (annualized) on linked-quarter basis

•	Record consumer and commercial cross-sell of 5.0 and 5.9 products, respectively

•	Average commercial and commercial real estate loans up 12 percent from prior year, up 13 percent (annualized) on linked-quarter basis

•	Average consumer loans (excluding real estate 1-4 family first mortgages) up 14 percent from prior year and up 16 percent (annualized) on linked-quarter basis

•	Average core deposits up 8 percent from prior year, up 6 percent (annualized) on linked-quarter basis

•	Net charge-offs down 5 percent from prior year, flat from prior quarter

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
	2006	2005	Change	2006	2005	Change
Earnings
Diluted earnings per share	$1.23	$1.12	10%	$2.42	$2.20	10%
Net income (in billions)	2.09	1.91	9	4.11	3.77	9

Other
Revenue (in billions)	$8.79	$7.87	12	$17.34	$15.95	9
Average loans (in billions)	300.4	295.6	2	305.7	291.5	5
Average core deposits (in billions)	257.7	238.3	8	255.9	235.1	9
Net charge-offs as % of avg. total loans	.58%	.62%	(6)	.57%	.72%	(21)

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $1.23 for second quarter 2006, up 10 percent from $1.12 in second quarter 2005. Net income was a record $2.09 billion, up 9 percent from $1.91 billion in second quarter 2005. For the first half of 2006, diluted earnings per share were a record $2.42 and net income was a record $4.11 billion, up 10 percent and 9 percent, respectively, from the first half of 2005.
“The ability of our talented team to earn more of our customers’ business enabled us to achieve another quarter of outstanding financial results – new records in cross-sell in both Community and Wholesale Banking, solid double-digit growth in revenue across many of our businesses, and double-digit growth in earnings per share,” said Chairman and CEO Dick Kovacevich. “It now takes two hands to count our company-wide cross sell ratio. We’re so confident in our team’s ability to continue generating strong results that during the quarter we announced a dividend increase for the 19th consecutive year and our eighth stock split in 47 years. As good as these results are, it’s important to step back and view them as part of a long track record of consistent success through many different economic and interest rate environments. For the past five, 10, 15 and 20 years our total stockholder return has been about double the S&P 500®. In fact, over the past 20 years Wells Fargo achieved the second highest total stockholder return – more than 3,900 percent – among all companies that were part of the S&P 500 20 years ago and still are part of the S&P 500 today. We also earned more recognition nationally this quarter for our community involvement, as one of only five companies nationwide honored for volunteerism and community service by the national Points of Light Foundation.”
Financial Performance
Diluted earnings per share were a record $1.23, up 10 percent from $1.12 in second quarter 2005 and up 13 percent (annualized) from $1.19 in first quarter 2006, driven by solid double-digit revenue growth of 12 percent from a year ago and 11 percent (annualized) on a linked-quarter basis. Second quarter 2006 results included $250 million of pre-tax losses ($.10 per share) on adjustable rate mortgages (ARMs) and debt securities sold during the quarter to further improve long-term earning asset yields. The results also included $28 million of stock option expense ($.01 per share) that was not in last year’s results. “Once again, earnings growth was broad based, with many of our 80 plus businesses achieving double-digit profit and revenue growth,” said Senior EVP and Chief Financial Officer Howard Atkins.
Revenue
Revenue of $8.8 billion grew $924 million, or 12 percent, from a year ago and was up $234 million, or 11 percent (annualized), on a linked-quarter basis. “Our strong 12 percent revenue growth was achieved despite taking $250 million of losses on the sale of ARMs and debt securities this quarter compared with negligible gains on the sale of debt securities in second quarter 2005,” said Atkins. “This reduced reported year-over-year revenue growth by 3 percentage points. Our operating businesses continued to generate exceptionally strong double-digit revenue growth on both a linked-quarter and year-over-year basis because of strong growth in both interest and fee income, including double-digit revenue growth in regional banking, credit and debit cards, private client services, internet services, home mortgage, corporate trust, consumer finance, asset-based lending, asset management, commercial real estate, Eastdil Secured, international trade services and commercial banking.”

Loans
Average loans of $300.4 billion increased $4.8 billion from second quarter 2005 and declined $10.7 billion on a linked-quarter basis due to the sale of the $26 billion of ARMs during the second quarter. Excluding real estate 1-4 family first mortgages – the loan category affected by the sale of ARMs – total average loans grew by $29.3 billion, or 14 percent, from second quarter 2005 and 15 percent (annualized) on a linked-quarter basis.
Average commercial and commercial real estate loans increased $12.1 billion, or 12 percent, from second quarter 2005 and increased $3.6 billion, or 13 percent (annualized), from first quarter 2006 – the seventh consecutive quarter of double-digit, linked-quarter growth. Small business direct, middle market, corporate, commercial real estate and trade finance loans all experienced solid growth due to continued market share gains and some increases in line utilization.
Average consumer loans decreased $9.2 billion from second quarter 2005 and declined $14.6 billion on a linked-quarter basis due to the sale of ARMs. Excluding real estate 1-4 family first mortgages, average consumer loans increased $15.3 billion, or 14 percent, from the prior year and increased $4.7 billion, or 16 percent (annualized), on a linked-quarter basis. Real estate 1-4 family junior liens, credit card, and other revolving credit and installment loans grew at double-digit rates from second quarter 2005.
Deposits
Average core deposits of $257.7 billion grew $19.4 billion, or 8 percent, from second quarter 2005, and increased $3.7 billion, or 6 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $17.6 billion, up $1.5 billion from second quarter 2005 and up $2.1 billion on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 8 percent from second quarter 2005 and 3 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $14.8 billion, or 7 percent, from second quarter 2005 and increased $667 million, or 1 percent (annualized), on a linked-quarter basis. Average consumer checking account balances grew $5.8 billion, or 11 percent, from second quarter 2005 and $2.3 billion, or 16 percent (annualized), on a linked-quarter basis.
Net Interest Income
Net interest income increased 10 percent from a year ago and 9 percent (annualized) on a linked-quarter basis. Solid growth in net interest income again was driven by continued growth in high-quality earning assets and solid core deposit growth. “With short-term interest rates now above 5 percent, our cumulative sales of ARMs and debt securities over the last two years also continued to add to net interest income,” said Atkins. “With the sale of $26 billion of ARMs this quarter, we completed our program of selling ARMs. In addition, taking advantage of market volatility during the quarter, we sold our lowest-yielding debt securities and, for the first time, significantly added to our portfolio of long-term debt securities at yields of approximately 6.25 percent – nearly 200 basis points higher than the cyclical low in yields. While the ARM sales program and continued solid growth in core deposits — particularly double-digit growth in low-cost checking accounts — positively impacted the net interest margin in the second quarter, our even higher growth in earning assets — including the securities purchased in the quarter — accounted for all of the 9 basis point linked-quarter decline in our net interest margin. Our second quarter net interest margin of 4.76 percent remained one of the highest in banking.”

Noninterest Income
Noninterest income increased $476 million, or 14 percent, from second quarter 2005 and 13 percent (annualized) on a linked-quarter basis. This double-digit growth reflected strong year-over-year growth in deposit service charges (up 6 percent); trust and investment fees (up 13 percent); debit and credit card fees (up 16 percent); and other fees, largely loan-related (up 7 percent). Mortgage banking noninterest income rose $498 million from second quarter 2005 due to business growth and an increase in the value of mortgage servicing net of hedging costs. Gains on sales of mortgage loans increased $109 million, largely due to higher mortgage originations, despite the $94 million loss on the previously mentioned sale of ARMs compared with a $24 million loss a year ago. Servicing fees grew from $593 million to $820 million largely due to a 34 percent increase in the portfolio of mortgage loans serviced for others. The change in the value of mortgage servicing rights net of economic hedging results in second quarter 2006 – a quarter in which interest rates increased – was $17 million. The comparable interest rate-related effect (impairment provision net of hedging results) in second quarter 2005 — a quarter in which interest rates declined — was a loss of $199 million.
Noninterest Expense
Noninterest expense was up $622 million from second quarter 2005 and up $102 million from first quarter 2006. Noninterest expense included $28 million, or $.01 a share, in stock option expense as required under FAS 123(R). “Expense growth continued to be focused on building our business – particularly distribution – and improving customer service,” said Atkins. “In the last 12 months, we’ve opened 129 new regional banking stores, including 26 stores this quarter. We’ve grown our sales and service force by adding 5,700 FTEs, including 551 retail bankers in second quarter 2006. Among other investments for growth, we’ve invested heavily in improving ATMs and online banking to enhance our customer experience and we’re developing a common systems platform for all of our consumer credit products which will increase cross-sell opportunities and improve operating efficiencies.”
Credit Quality
“Second quarter credit results reflected continued solid performance across our diverse range of loan portfolios,” said Chief Credit Officer Mike Loughlin. Net charge-offs for second quarter 2006 were $432 million (.58 percent of average loans outstanding, annualized), compared with $433 million (.56 percent) in first quarter 2006 and $454 million (.62 percent) in second quarter 2005. “We continued to have very low commercial losses and consumer losses remain at historically low levels, affected by continued low bankruptcy filings, low unemployment rates, and relatively stable residential real estate values,” said Loughlin. “We believe our allowance for credit losses of $4.04 billion was adequate to cover losses inherent in our loan portfolios at June 30, 2006.”
Total nonperforming assets were $1.92 billion (.64 percent of total loans) at June 30, 2006, compared with $1.85 billion (.60 percent) at March 31, 2006 and $1.39 billion (.46 percent) at June 30, 2005. Foreclosed assets, a component of total nonperforming assets, included an additional $238 million and $227 million of foreclosed real estate securing Government National Mortgage Association (GNMA) loans at June 30, 2006, and March 31, 2006, respectively, due to a change in regulatory reporting requirements effective January 1, 2006. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. These GNMA loans totaling $238 million added 8 basis points to the ratio of nonperforming assets to loans in the second quarter. “Wholesale nonperformers remained very low, reflecting the solid financial strength of our borrowers at this point in the business cycle,” said Loughlin. “Consumer nonperforming assets have gradually increased as our loan portfolios grow and season but remained within expected ranges. We monitor these trends and execute strategies to manage the composition and level of consumer nonperforming assets.”
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial.

Net Income	Second Quarter			Six months ended June 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Community Banking	$1,336	$1,240	8	$2,546	$2,593	(2)
Wholesale Banking	523	490	7	1,051	941	12
Wells Fargo Financial	230	180	28	510	232	120
“Our outstanding team achieved strong results in the majority of our over 80 businesses,” said President and Chief Operating Officer John Stumpf. “Our businesses continued to partner to satisfy all of our customers’ financial needs, which resulted in record cross-sell ratios for both consumer and wholesale customers. Our lending businesses remained strong, with our seventh consecutive quarter of double-digit, linked-quarter commercial and commercial real estate loan growth. It was a competitive environment for deposits, but the number of transaction accounts, both business and consumer, continued to grow at a solid pace. Growth at our consumer finance company remained strong, with sound credit quality. We continued to make investments that will benefit our customers and our company: opening consumer and commercial banking stores, adding new and better technology to speed customer service for our stores and call centers, and rolling out innovative products and services such as envelope-free deposits at ATMs and Desktop Deposit® for our commercial customers.”
More financial information about the business segments is on pages 25 and 26.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$5,719	$5,113	12	$11,118	$10,579	5
Provision for credit losses	187	197	(5)	376	384	(2)
Noninterest expense	3,485	3,066	14	6,872	6,286	9
Net income	1,336	1,240	8	2,546	2,593	(2)
Average loans (in billions)	173.9	189.3	(8)	182.1	186.7	(2)
Average assets (in billions)	327.2	289.4	13	321.0	289.6	11
•	Average core deposits up 8 percent from prior year, up 5 percent (annualized) from prior quarter
•	Private Client Services
o	Revenue up 11 percent from prior year

o	Private Banking core deposits up 14 percent from prior year

o	Brokerage assets under administration of $85.8 billion, up 17 percent from prior year

•	Internet highlights
o	7.9 million active online customers, up 17 percent from prior year, serving 59 percent of consumer checking accounts

o	3.9 million bill payment and presentment customers, up 46 percent from prior year

o	800,000 active online small business customers, up 23 percent from prior year

o	Change Sciences Group ranked Wells Fargo’s website # 1 in overall online mortgage experience (June, 2006)
Community Banking reported net income of $1.34 billion, up 8 percent from $1.24 billion in second quarter 2005. Revenue grew 12 percent compared with the same period of 2005. Net interest income increased $200 million from second quarter 2005, primarily due to growth in earning assets. Noninterest income was up $406 million compared with the same period last year, predominately due to higher mortgage banking revenue, partially offset by losses on sale of debt securities. Noninterest expense increased $419 million, or 14 percent, compared with second quarter 2005 due primarily to an increase in the number of team members, as well as investments in new banking stores, ATMs and online banking.
Regional Banking Highlights
•	Record retail bank household cross-sell of 5.0 products, up from 3 at the time of the Wells Fargo — Norwest merger in 1998
•	Record core product sales of 4.58 million, up 15 percent from prior year
•	Wells Fargo PackagesSM sales up 48 percent from prior year; purchased by 58 percent of new checking account customers
•	Net consumer checking accounts up 4.5 percent from prior year
•	Added 2,087 platform banker FTEs from prior year
•	Store-based customer loyalty scores continue to improve with May 2006 up 20 percent over May 2004
•	Business Banking
o	Store-based business solutions up 27 percent from prior year

o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) grew 19 percent from prior year

o	Net business checking accounts up 4.4 percent from prior year

o	Business Banking household cross-sell at 3.1, up from 2.8 in prior year
“Thanks to the talent, commitment, and hard work of our great team, Regional Banking achieved record-breaking second quarter solutions (sales) performance, including a 15 percent increase in core product sales over the same period last year,” said Carrie Tolstedt, Group EVP, Regional Banking. “As a result of our long-standing sales and service culture and our belief in people as a competitive advantage, we achieved an important milestone with a record high of 5.0 products per consumer (retail bank household). In second quarter, more than 58 percent of new checking account customers purchased Wells Fargo Packages – a checking account and at least three other products. Our focus on the customer experience includes 50,000 store-based customer surveys per month. For customers transacting at the teller line, customer loyalty scores have improved 20 percent, and welcoming and wait time has improved 28 percent, since January 2004 when we began the surveys. During this same timeframe, high value household attrition has improved 14 percent, and retail bank household profitability has improved 24 percent. In addition, to better serve our customers, we opened 26 banking stores, added 50 net new webATMs®, and announced plans to convert 400 ATMs in Northern California to Envelope-FreeSM WebATM machines by the end of 2006.”
Home Mortgage and Home Equity Highlights
•	Mortgage originations of $116 billion, up $25 billion from prior quarter
•	Mortgage applications of $108 billion, up $13 billion from prior quarter
•	Mortgage application pipeline of $63 billion, up $4 billion from prior quarter
•	Owned mortgage servicing portfolio of $1.11 trillion, up 27 percent from June 30, 2005
•	National Home Equity Group portfolio of $76 billion, up 6 percent from June 30, 2005
“Our residential real estate lending businesses continued their strong performance with double-digit growth in the owned servicing portfolio and originations over the same period last year,” said Mark Oman, senior EVP, Home and Consumer Finance. “Originations were $116 billion, up 36 percent from last year, as we took advantage of market opportunities in the correspondent channel.” At quarter end, the mortgage servicing rights asset was valued at $15.8 billion, or 1.55 percent of loans serviced for others, compared with $8.5 billion, or 1.12 percent at June 30, 2005 and $13.9 billion, or 1.50 percent, at March 31, 2006.
The National Home Equity Group portfolio was $76 billion as of June 30, 2006. The credit quality of this portfolio remained very strong, with nonaccrual loans at $312 million, or .41 percent of the portfolio, and annualized net loss rates of 9 basis points, compared with 9 basis points in second quarter 2005 and 13 basis points in first quarter 2006.
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities, and institutional investments.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$1,791	$1,596	12	$3,567	$3,113	15
Reversal of provision for credit losses	(7)	(10)	(30)	(9)	(6)	50
Noninterest expense	1,018	874	16	2,010	1,716	17
Net income	523	490	7	1,051	941	12
Average loans (in billions)	70.4	61.2	15	69.0	60.4	14
Average assets (in billions)	97.2	88.6	10	96.6	87.2	11
•	Record cross-sell of 5.9 products per Wholesale Banking customer
•	Acquired Virginia-based factoring company, Commerce Funding Corporation
•	Acquired employee benefit trust business of LaSalle Bank
•	Agreed to acquire multi-family, real estate finance firm Reilly Mortgage Group
•	Opened new foreign exchange office in Atlanta and commercial real estate offices in Richmond, Va. and Winston-Salem, N.C.
•	Wholesale Internet & Treasury Solutions awarded “2006 CIO 100” award presented by CIO Magazine
“Our customers continued to appreciate our relationship banking model and broad product line,” said Dave Hoyt, senior EVP, Wholesale Banking. “Wholesale customers have

5.9 products per customer, up from 5.7 at the end of 2005. Our commercial banking customers have an average of more than 7 products.“We continue to broaden our ability to satisfy all the financial needs of our commercial real estate customers and gain new customers with the pending acquisition of Reilly Mortgage Group. The combined organization will provide financing to owners and operators of multi-family properties through the lending programs of Freddie Mac, Fannie Mae and FHA. Consistent with the Company’s strategic initiative to grow its trust and investment-related business, we acquired LaSalle Bank’s employee benefit trust business. We gained approximately 350 employee benefit plans with $12.4 billion of assets under management.”
Wholesale Banking reported net income of $523 million, up 7 percent from a year ago. Revenue was $1.79 billion, up 12 percent from second quarter 2005 driven by strong asset management, insurance and foreign exchange revenue, along with the acquisition of Secured Capital, partially offset by lower capital markets revenue. Noninterest expense was up 16 percent from the prior year, primarily due to higher personnel related expenses, along with higher expenses from the Secured Capital acquisition. Average loans increased 15 percent to $70.4 billion from second quarter 2005, with particular strength in our real estate and asset-based lending businesses.
Wells Fargo Financial offers consumer installment and home equity lending, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States and in Canada, Latin America, the Caribbean, Guam and Saipan.

Selected Financial Information	Second Quarter			Six months ended June 30
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$1,279	$1,156	11	$2,659	$2,262	18
Provision for credit losses	252	267	(6)	498	661	(25)
Noninterest expense	673	614	10	1,368	1,244	10
Net income	230	180	28	510	232	120
Average loans (in billions)	56.1	45.1	24	54.6	44.4	23
Average assets (in billions)	61.3	51.3	19	60.0	50.5	19
•	Average loans up 24 percent from second quarter 2005
o	Real estate-secured receivables up 25 percent to $20.1 billion

o	Auto finance receivables up 30 percent to $24.5 billion
•	Integrated consumer lending stores and auto lending stores into single-store network in U.S.
•	Launched Spectrum Pricing® program nationally, an indirect auto finance product serving full range of customer automobile financing needs
“Our net income of $230 million, up 28 percent from a year ago, was largely due to strong, double-digit growth in our lending businesses,” said Tom Shippee, Wells Fargo Financial president and CEO. “The business has achieved solid growth across the board, although residential real estate lending has slowed compared with 2005 levels because of the rising interest rate environment. While we experienced an increase in delinquencies, our loans continued to perform within our pricing expectations.

“The launch of the Spectrum Pricing program for our auto dealer customers provides them with retail financing and leasing options to meet all of the dealers’ automotive financing needs across the credit spectrum from prime to nonprime — a major milestone in integrating the former Wells Fargo Financial Acceptance and Wells Fargo Bank’s Auto Finance Group. During the quarter, we also completed the integration of our consumer and auto stores, which gives us a single-store network of 1,031 locations in the U.S. where we can offer consumers real-state secured lending and direct auto lending.”
Wells Fargo Financial reported net income of $230 million, compared with $180 million in second quarter 2005. For the first six months of 2006, net income was $510 million, which included a first quarter $127 million pre-tax gain from the sale of Island Finance’s operations in Puerto Rico, compared with $232 million for the same period a year ago, which included a first quarter $163 million pre-tax charge to conform Wells Fargo Financial’s charge-off practices with Federal Financial Institutions Examination Council guidelines. Revenue was $1.28 billion, up 11 percent from $1.16 billion in second quarter 2005. Average loans increased 24 percent to $56.1 billion from $45.1 billion a year ago. Noninterest expense increased 10 percent to $673 million primarily due to additional investments in the collections, underwriting and service teams as a result of the growth of the business.
Recorded Message
A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through July 21, 2006. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter the account number 286 and conference ID 206866. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=106337.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about future credit losses and credit quality. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations. For factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, including “Risk Factors” in each report.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $500 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,200 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30,		%	Six months ended June 30,		%
($ in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

For the Period
Net income	$2,089	$1,910	9%	$4,107	$3,766	9%
Diluted earnings per common share	1.23	1.12	10	2.42	2.20	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.71%	1.76%	(3)	1.71%	1.75%	(2)
Net income to average stockholders’ equity (ROE)	19.76	19.76	—	19.83	19.68	1

Efficiency ratio (1)	58.9	57.9	2	59.1	58.0	2

Total revenue	$8,789	$7,865	12	$17,344	$15,954	9

Dividends declared per common share	1.08	.48	125	1.60	.96	67

Average common shares outstanding	1,681.9	1,687.7	—	1,680.5	1,691.5	(1)
Diluted average common shares outstanding	1,702.2	1,707.2	—	1,700.0	1,711.4	(1)

Average loans	$300,388	$295,636	2	$305,731	$291,483	5
Average assets	491,456	435,091	13	483,371	433,052	12
Average core deposits (2)	257,695	238,308	8	255,864	235,096	9
Average retail core deposits (3)	213,588	198,805	7	213,255	195,730	9

Net interest margin	4.76%	4.89%	(3)	4.80%	4.88%	(2)

At Period End
Securities available for sale	$71,420	$29,216	144	$71,420	$29,216	144
Loans	300,622	301,739	—	300,622	301,739	—
Allowance for loan losses	3,851	3,775	2	3,851	3,775	2
Goodwill	11,091	10,647	4	11,091	10,647	4
Assets	499,516	434,981	15	499,516	434,981	15
Core deposits (2)	260,427	239,615	9	260,427	239,615	9
Stockholders’ equity	41,894	39,278	7	41,894	39,278	7

Capital ratios
Stockholders’ equity to assets	8.39%	9.03%	(7)	8.39%	9.03%	(7)
Risk-based capital (4)
Tier 1 capital	8.26	8.57	(4)	8.26	8.57	(4)
Total capital	11.73	12.17	(4)	11.73	12.17	(4)
Tier 1 leverage (4)	6.91	7.28	(5)	6.91	7.28	(5)

Book value per common share	$24.92	$23.30	7	$24.92	$23.30	7

Team members (active, full-time equivalent)	154,300	148,600	4	154,300	148,600	4

Common Stock Price
High	$69.71	$62.22	12	$69.71	$62.75	11
Low	63.80	57.77	10	60.62	57.77	5
Period end	67.08	61.58	9	67.08	61.58	9

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The June 30, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
($ in millions, except per share amounts)	2006	2006	2005	2005	2005

For the Quarter
Net income	$2,089	$2,018	$1,930	$1,975	$1,910
Diluted earnings per common share	1.23	1.19	1.14	1.16	1.12
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.71%	1.72%	1.63%	1.75%	1.76%
Net income to average stockholders’ equity (ROE)	19.76	19.89	19.22	19.72	19.76

Efficiency ratio (1)	58.9	59.3	57.5	57.5	57.9

Total revenue	$8,789	$8,555	$8,492	$8,503	$7,865

Dividends declared per common share	1.08	.52	.52	.52	.48

Average common shares outstanding	1,681.9	1,679.2	1,675.4	1,686.8	1,687.7
Diluted average common shares outstanding	1,702.2	1,697.9	1,693.9	1,705.3	1,707.2

Average loans	$300,388	$311,132	$305,696	$295,611	$295,636
Average assets	491,456	475,195	468,481	448,159	435,091
Average core deposits (2)	257,695	254,012	253,386	247,187	238,308
Average retail core deposits (3)	213,588	212,921	210,729	205,078	198,805

Net interest margin	4.76%	4.85%	4.84%	4.86%	4.89%

At Quarter End
Securities available for sale	$71,420	$51,195	$41,834	$34,480	$29,216
Loans	300,622	306,676	310,837	296,189	301,739
Allowance for loan losses	3,851	3,845	3,871	3,886	3,775
Goodwill	11,091	11,050	10,787	10,776	10,647
Assets	499,516	492,428	481,741	453,494	434,981
Core deposits (2)	260,427	258,142	253,341	248,384	239,615
Stockholders’ equity	41,894	41,961	40,660	39,835	39,278

Capital ratios
Stockholders’ equity to assets	8.39%	8.52%	8.44%	8.78%	9.03%
Risk-based capital (4)
Tier 1 capital	8.26	8.30	8.26	8.35	8.57
Total capital	11.73	11.49	11.64	11.84	12.17
Tier 1 leverage (4)	6.91	7.13	6.99	7.16	7.28

Book value per common share	$24.92	$25.02	$24.25	$23.74	$23.30

Team members (active, full-time equivalent)	154,300	152,000	153,500	151,300	148,600

Common Stock Price
High	$69.71	$65.51	$64.70	$62.87	$62.22
Low	63.80	60.62	57.62	58.00	57.77
Period end	67.08	63.87	62.83	58.57	61.58

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The June 30, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

INTEREST INCOME
Trading assets	$65	$54	20%	$134	$98	37%
Securities available for sale	875	429	104	1,538	885	74
Mortgages held for sale	808	481	68	1,417	911	56
Loans held for sale	11	15	(27)	22	127	(83)
Loans	6,245	5,163	21	12,355	9,943	24
Other interest income	73	58	26	143	109	31

Total interest income	8,077	6,200	30	15,609	12,073	29

INTEREST EXPENSE
Deposits	1,794	825	117	3,276	1,517	116
Short-term borrowings	289	164	76	559	313	79
Long-term debt	1,010	675	50	1,920	1,254	53

Total interest expense	3,093	1,664	86	5,755	3,084	87

NET INTEREST INCOME	4,984	4,536	10	9,854	8,989	10
Provision for credit losses	432	454	(5)	865	1,039	(17)

Net interest income after provision for credit losses	4,552	4,082	12	8,989	7,950	13

NONINTEREST INCOME
Service charges on deposit accounts	665	625	6	1,288	1,203	7
Trust and investment fees	675	597	13	1,338	1,199	12
Card fees	418	361	16	802	687	17
Other fees	510	478	7	998	931	7
Mortgage banking	735	237	210	1,150	1,051	9
Operating leases	200	202	(1)	401	410	(2)
Insurance	364	358	2	728	695	5
Net gains (losses) on debt securities available for sale	(156)	39	—	(191)	35	—
Net gains from equity investments	133	201	(34)	323	272	19
Other	261	231	13	653	482	35

Total noninterest income	3,805	3,329	14	7,490	6,965	8

NONINTEREST EXPENSE
Salaries	1,754	1,551	13	3,426	3,031	13
Incentive compensation	714	562	27	1,382	1,027	35
Employee benefits	487	432	13	1,076	979	10
Equipment	284	263	8	619	633	(2)
Net occupancy	345	310	11	681	714	(5)
Operating leases	157	157	—	318	315	1
Other	1,435	1,279	12	2,748	2,547	8

Total noninterest expense	5,176	4,554	14	10,250	9,246	11

INCOME BEFORE INCOME TAX EXPENSE	3,181	2,857	11	6,229	5,669	10
Income tax expense	1,092	947	15	2,122	1,903	12

NET INCOME	$2,089	$1,910	9	$4,107	$3,766	9

EARNINGS PER COMMON SHARE	$1.24	$1.14	9	$2.44	$2.23	9

DILUTED EARNINGS PER COMMON SHARE	$1.23	$1.12	10	$2.42	$2.20	10

DIVIDENDS DECLARED PER COMMON SHARE	$1.08	$.48	125	$1.60	$.96	67

Average common shares outstanding	1,681.9	1,687.7	—	1,680.5	1,691.5	(1)
Diluted average common shares outstanding	1,702.2	1,707.2	—	1,700.0	1,711.4	(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share amounts)	2006	2006	2005	2005	2005

INTEREST INCOME
Trading assets	$65	$69	$48	$44	$54
Securities available for sale	875	663	594	442	429
Mortgages held for sale	808	609	628	674	481
Loans held for sale	11	11	10	9	15
Loans	6,245	6,110	5,901	5,416	5,163
Other interest income	73	70	63	60	58

Total interest income	8,077	7,532	7,244	6,645	6,200

INTEREST EXPENSE
Deposits	1,794	1,482	1,331	1,000	825
Short-term borrowings	289	270	242	189	164
Long-term debt	1,010	910	832	780	675

Total interest expense	3,093	2,662	2,405	1,969	1,664

NET INTEREST INCOME	4,984	4,870	4,839	4,676	4,536
Provision for credit losses	432	433	703	641	454

Net interest income after provision for credit losses	4,552	4,437	4,136	4,035	4,082

NONINTEREST INCOME
Service charges on deposit accounts	665	623	655	654	625
Trust and investment fees	675	663	623	614	597
Card fees	418	384	394	377	361
Other fees	510	488	478	520	478
Mortgage banking	735	415	628	743	237
Operating leases	200	201	200	202	202
Insurance	364	364	272	248	358
Net gains (losses) on debt securities available for sale	(156)	(35)	(124)	(31)	39
Net gains from equity investments	133	190	93	146	201
Other	261	392	434	354	231

Total noninterest income	3,805	3,685	3,653	3,827	3,329

NONINTEREST EXPENSE
Salaries	1,754	1,672	1,613	1,571	1,551
Incentive compensation	714	668	663	676	562
Employee benefits	487	589	428	467	432
Equipment	284	335	328	306	263
Net occupancy	345	336	344	354	310
Operating leases	157	161	161	159	157
Other	1,435	1,313	1,346	1,356	1,279

Total noninterest expense	5,176	5,074	4,883	4,889	4,554

INCOME BEFORE INCOME TAX EXPENSE	3,181	3,048	2,906	2,973	2,857
Income tax expense	1,092	1,030	976	998	947

NET INCOME	$2,089	$2,018	$1,930	$1,975	$1,910

EARNINGS PER COMMON SHARE	$1.24	$1.20	$1.15	$1.17	$1.14

DILUTED EARNINGS PER COMMON SHARE	$1.23	$1.19	$1.14	$1.16	$1.12

DIVIDENDS DECLARED PER COMMON SHARE	$1.08	$.52	$.52	$.52	$.48

Average common shares outstanding	1,681.9	1,679.2	1,675.4	1,686.8	1,687.7
Diluted average common shares outstanding	1,702.2	1,697.9	1,693.9	1,705.3	1,707.2

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	% Change
				June 30, 2006 from
	June 30,	Dec. 31,	June 30,	Dec. 31,	June 30,
(in millions, except shares)	2006	2005	2005	2005	2005

ASSETS
Cash and due from banks	$14,069	$15,397	$13,962	(9)%	1%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,367	5,306	5,661	1	(5)
Trading assets	7,344	10,905	8,019	(33)	(8)
Securities available for sale	71,420	41,834	29,216	71	144
Mortgages held for sale	39,714	40,534	31,733	(2)	25
Loans held for sale	594	612	651	(3)	(9)

Loans	300,622	310,837	301,739	(3)	—
Allowance for loan losses	(3,851)	(3,871)	(3,775)	(1)	2

Net loans	296,771	306,966	297,964	(3)	—

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	15,650	—	—	—	—
Amortized	175	12,511	8,498	(99)	(98)
Premises and equipment, net	4,529	4,417	4,156	3	9
Goodwill	11,091	10,787	10,647	3	4
Other assets	32,792	32,472	24,474	1	34

Total assets	$499,516	$481,741	$434,981	4	15

LIABILITIES
Noninterest-bearing deposits	$89,448	$87,712	$86,791	2	3
Interest-bearing deposits	237,004	226,738	188,222	5	26

Total deposits	326,452	314,450	275,013	4	19
Short-term borrowings	13,619	23,892	17,905	(43)	(24)
Accrued expenses and other liabilities	33,794	23,071	19,930	46	70
Long-term debt	83,757	79,668	82,855	5	1

Total liabilities	457,622	441,081	395,703	4	16

STOCKHOLDERS’ EQUITY
Preferred stock	548	325	462	69	19
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	10,456	9,934	9,862	5	6
Retained earnings	31,964	30,580	28,567	5	12
Cumulative other comprehensive income	155	665	771	(77)	(80)
Treasury stock - 55,489,921 shares, 58,797,993 shares and 49,519,417 shares	(3,537)	(3,390)	(2,784)	4	27
Unearned ESOP shares	(586)	(348)	(494)	68	19

Total stockholders’ equity	41,894	40,660	39,278	3	7

Total liabilities and stockholders’ equity	$499,516	$481,741	$434,981	4	15

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

ASSETS
Cash and due from banks	$14,069	$13,224	$15,397	$13,931	$13,962
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,367	4,954	5,306	5,861	5,661
Trading assets	7,344	9,930	10,905	8,477	8,019
Securities available for sale	71,420	51,195	41,834	34,480	29,216
Mortgages held for sale	39,714	43,521	40,534	46,119	31,733
Loans held for sale	594	629	612	629	651

Loans	300,622	306,676	310,837	296,189	301,739
Allowance for loan losses	(3,851)	(3,845)	(3,871)	(3,886)	(3,775)

Net loans	296,771	302,831	306,966	292,303	297,964

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	15,650	13,800	—	—	—
Amortized	175	142	12,511	10,711	8,498
Premises and equipment, net	4,529	4,493	4,417	4,223	4,156
Goodwill	11,091	11,050	10,787	10,776	10,647
Other assets	32,792	36,659	32,472	25,984	24,474

Total assets	$499,516	$492,428	$481,741	$453,494	$434,981

LIABILITIES
Noninterest-bearing deposits	$89,448	$88,701	$87,712	$89,304	$86,791
Interest-bearing deposits	237,004	219,604	226,738	199,725	188,222

Total deposits	326,452	308,305	314,450	289,029	275,013
Short-term borrowings	13,619	21,350	23,892	23,243	17,905
Accrued expenses and other liabilities	33,794	36,312	23,071	22,795	19,930
Long-term debt	83,757	84,500	79,668	78,592	82,855

Total liabilities	457,622	450,467	441,081	413,659	395,703

STOCKHOLDERS’ EQUITY
Preferred stock	548	634	325	389	462
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	10,456	10,373	9,934	9,878	9,862
Retained earnings	31,964	31,750	30,580	29,636	28,567
Cumulative other comprehensive income	155	576	665	721	771
Treasury stock	(3,537)	(3,587)	(3,390)	(3,267)	(2,784)
Unearned ESOP shares	(586)	(679)	(348)	(416)	(494)

Total stockholders’ equity	41,894	41,961	40,660	39,835	39,278

Total liabilities and stockholders’ equity	$499,516	$492,428	$481,741	$453,494	$434,981

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,855	$5,192	$5,158	$5,647	$5,653
Trading assets	5,938	6,099	5,061	4,782	6,289
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	935	866	1,051	1,042	964
Securities of U.S. states and political subdivisions	3,013	3,106	3,256	3,321	3,434
Mortgage-backed securities:
Federal agencies	40,160	27,718	23,545	17,815	17,616
Private collateralized mortgage obligations	7,176	6,562	8,060	4,245	4,181

Total mortgage-backed securities	47,336	34,280	31,605	22,060	21,797
Other debt securities (1)	6,246	5,280	4,843	3,888	3,249

Total debt securities available for sale (1)	57,530	43,532	40,755	30,311	29,444
Mortgages held for sale	51,675	39,523	42,036	47,510	34,554
Loans held for sale	585	651	603	626	1,255
Loans:
Commercial and commercial real estate:
Commercial	65,424	62,769	61,297	59,434	57,749
Other real estate mortgage	28,938	28,686	28,425	28,614	29,504
Real estate construction	14,517	13,850	13,040	12,259	9,814
Lease financing	5,429	5,436	5,347	5,252	5,176

Total commercial and commercial real estate	114,308	110,741	108,109	105,559	102,243
Consumer:
Real estate 1-4 family first mortgage	55,019	74,383	76,233	72,479	79,533
Real estate 1-4 family junior lien mortgage	62,740	59,972	58,157	56,412	54,771
Credit card	11,947	11,765	11,326	10,867	10,285
Other revolving credit and installment	50,098	48,329	46,593	45,380	44,406

Total consumer	179,804	194,449	192,309	185,138	188,995
Foreign	6,276	5,942	5,278	4,914	4,398

Total loans (2)	300,388	311,132	305,696	295,611	295,636
Other	1,363	1,389	1,415	1,511	1,677

Total earning assets	$422,334	$407,518	$400,724	$385,998	$374,508

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,288	$4,069	$3,797	$3,698	$3,561
Market rate and other savings	134,182	134,228	132,042	129,390	128,333
Savings certificates	30,308	28,718	26,610	23,434	20,932
Other time deposits	38,288	33,726	33,321	22,204	26,378
Deposits in foreign offices	20,898	15,152	14,347	12,359	8,871

Total interest-bearing deposits	227,964	215,893	210,117	191,085	188,075
Short-term borrowings	24,836	26,180	25,395	22,797	22,687
Long-term debt	84,486	81,686	79,169	82,840	78,781

Total interest-bearing liabilities	337,286	323,759	314,681	296,722	289,543
Portion of noninterest-bearing funding sources	85,048	83,759	86,043	89,276	84,965

Total funding sources	$422,334	$407,518	$400,724	$385,998	$374,508

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,437	$12,897	$13,508	$13,100	$12,991
Goodwill	11,075	10,963	10,780	10,736	10,646
Other	45,610	43,817	43,469	38,325	36,946

Total noninterest-earning assets	$69,122	$67,677	$67,757	$62,161	$60,583

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,917	$86,997	$90,937	$90,665	$85,482
Other liabilities	22,835	23,320	23,049	21,074	21,348
Stockholders’ equity	42,418	41,119	39,814	39,698	38,718
Noninterest-bearing funding sources used to fund earning assets	(85,048)	(83,759)	(86,043)	(89,276)	(84,965)

Net noninterest-bearing funding sources	$69,122	$67,677	$67,757	$62,161	$60,583

TOTAL ASSETS	$491,456	$475,195	$468,481	$448,159	$435,091

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Six months ended June 30,
(in millions)	2006	2005

Balance, beginning of period	$40,660	$37,866
Cumulative effect from adoption of FAS 156	101	—
Net income	4,107	3,766
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	4	(3)
Minimum pension liability adjustment	(3)	—
Change in valuation allowance related to:
Investment securities and other interests held	(592)	(128)
Derivative instruments and hedging activities	81	(48)
Common stock issued	931	599
Common stock repurchased	(1,185)	(1,373)
Preferred stock released to ESOP	191	170
Common stock dividends	(2,692)	(1,626)
Other, net	291	55

Balance, end of period	$41,894	$39,278

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Commercial and commercial real estate:
Commercial	$66,014	$63,836	$61,552	$60,588	$58,877
Other real estate mortgage	29,281	28,754	28,545	28,571	28,282
Real estate construction	14,764	14,308	13,406	12,587	11,589
Lease financing	5,301	5,402	5,400	5,244	5,195

Total commercial and commercial real estate	115,360	112,300	108,903	106,990	103,943
Consumer:
Real estate 1-4 family first mortgage	50,491	66,106	77,768	69,259	81,615
Real estate 1-4 family junior lien mortgage	64,727	61,115	59,143	57,491	55,989
Credit card	12,387	11,618	12,009	11,060	10,608
Other revolving credit and installment	51,236	49,295	47,462	46,201	44,974

Total consumer	178,841	188,134	196,382	184,011	193,186
Foreign	6,421	6,242	5,552	5,188	4,610

Total loans (net of unearned income)	$300,622	$306,676	$310,837	$296,189	$301,739

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$253	$256	$286	$293	$338
Other real estate mortgage	137	163	165	197	193
Real estate construction	31	21	31	43	44
Lease financing	26	31	45	68	51

Total commercial and commercial real estate	447	471	527	601	626
Consumer:
Real estate 1-4 family first mortgage	585	508	471	409	357
Real estate 1-4 family junior lien mortgage	179	190	144	119	98
Other revolving credit and installment	139	188	171	149	101

Total consumer	903	886	786	677	556
Foreign	45	37	25	23	20

Total nonaccrual loans	1,395	1,394	1,338	1,301	1,202
As a percentage of total loans	.46%	.45%	.43%	.44%	.40%

Foreclosed assets:
GNMA loans (1)	238	227	—	—	—
Other	275	228	191	187	187
Real estate and other nonaccrual investments	9	—	2	2	2

Total nonaccrual loans and other assets	$1,917	$1,849	$1,531	$1,490	$1,391

As a percentage of total loans	.64%	.60%	.49%	.50%	.46%

(1)	As a result of a change in regulatory reporting requirements effective January 1, 2006, foreclosed real estate securing Government National Mortgage Association (GNMA) loans has been classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Six months ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(in millions)	2006	2006	2005	2006	2005

Balance, beginning of period	$4,025	$4,057	$3,950	$4,057	$3,950

Provision for credit losses	432	433	454	865	1,039

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(93)	(79)	(92)	(172)	(176)
Other real estate mortgage	(1)	(1)	(2)	(2)	(5)
Real estate construction	—	—	—	—	(5)
Lease financing	(7)	(9)	(10)	(16)	(20)

Total commercial and commercial real estate	(101)	(89)	(104)	(190)	(206)
Consumer:
Real estate 1-4 family first mortgage	(22)	(29)	(23)	(51)	(59)
Real estate 1-4 family junior lien mortgage	(28)	(34)	(30)	(62)	(63)
Credit card	(113)	(105)	(134)	(218)	(261)
Other revolving credit and installment	(349)	(322)	(296)	(671)	(646)

Total consumer	(512)	(490)	(483)	(1,002)	(1,029)
Foreign	(74)	(74)	(63)	(148)	(144)

Total loan charge-offs	(687)	(653)	(650)	(1,340)	(1,379)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	27	37	58	67
Other real estate mortgage	5	1	1	6	9
Real estate construction	1	1	7	2	7
Lease financing	6	6	6	12	11

Total commercial and commercial real estate	43	35	51	78	94
Consumer:
Real estate 1-4 family first mortgage	9	3	6	12	9
Real estate 1-4 family junior lien mortgage	10	8	8	18	14
Credit card	25	24	23	49	44
Other revolving credit and installment	148	129	90	277	153

Total consumer	192	164	127	356	220
Foreign	20	21	18	41	26

Total loan recoveries	255	220	196	475	340

Net loan charge-offs	(432)	(433)	(454)	(865)	(1,039)

Other	10	(32)	(6)	(22)	(6)

Balance, end of period	$4,035	$4,025	$3,944	$4,035	$3,944

Components:
Allowance for loan losses	$3,851	$3,845	$3,775	$3,851	$3,775
Reserve for unfunded credit commitments	184	180	169	184	169

Allowance for credit losses	$4,035	$4,025	$3,944	$4,035	$3,944

Net loan charge-offs (annualized) as a percentage of average total loans	.58%	.56%	.62%	.57%	.72%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Balance, beginning of quarter	$4,025	$4,057	$4,057	$3,944	$3,950

Provision for credit losses	432	433	703	641	454

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(93)	(79)	(135)	(95)	(92)
Other real estate mortgage	(1)	(1)	(1)	(1)	(2)
Real estate construction	—	—	—	(1)	—
Lease financing	(7)	(9)	(8)	(7)	(10)

Total commercial and commercial real estate	(101)	(89)	(144)	(104)	(104)
Consumer:
Real estate 1-4 family first mortgage	(22)	(29)	(28)	(24)	(23)
Real estate 1-4 family junior lien mortgage	(28)	(34)	(36)	(37)	(30)
Credit card	(113)	(105)	(164)	(128)	(134)
Other revolving credit and installment	(349)	(322)	(465)	(369)	(296)

Total consumer	(512)	(490)	(693)	(558)	(483)
Foreign	(74)	(74)	(82)	(72)	(63)

Total loan charge-offs	(687)	(653)	(919)	(734)	(650)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	27	31	35	37
Other real estate mortgage	5	1	3	4	1
Real estate construction	1	1	6	—	7
Lease financing	6	6	5	5	6

Total commercial and commercial real estate	43	35	45	44	51
Consumer:
Real estate 1-4 family first mortgage	9	3	6	6	6
Real estate 1-4 family junior lien mortgage	10	8	9	8	8
Credit card	25	24	22	20	23
Other revolving credit and installment	148	129	115	97	90

Total consumer	192	164	152	131	127
Foreign	20	21	19	18	18

Total loan recoveries	255	220	216	193	196

Net loan charge-offs	(432)	(433)	(703)	(541)	(454)

Other	10	(32)	—	13	(6)

Balance, end of quarter	$4,035	$4,025	$4,057	$4,057	$3,944

Components:
Allowance for loan losses	$3,851	$3,845	$3,871	$3,886	$3,775
Reserve for unfunded credit commitments	184	180	186	171	169

Allowance for credit losses	$4,035	$4,025	$4,057	$4,057	$3,944

Net loan charge-offs (annualized) as a percentage of average total loans	.58%	.56%	.91%	.73%	.62%

Allowance for loan losses:
As a percentage of total loans	1.28%	1.25%	1.25%	1.31%	1.25%
As a percentage of nonaccrual loans	276	276	289	299	314
As a percentage of nonaccrual loans and other assets	201	208	253	261	271

Allowance for credit losses:
As a percentage of total loans	1.34%	1.31%	1.31%	1.37%	1.31%
As a percentage of nonaccrual loans	289	289	303	312	328
As a percentage of nonaccrual loans and other assets	210	218	265	272	284

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2006	2005	Change	2006	2005	Change

Service charges on deposit accounts	$665	$625	6%	$1,288	$1,203	7%

Trust and investment fees:
Trust, investment and IRA fees	509	456	12	1,000	901	11
Commissions and all other fees	166	141	18	338	298	13

Total trust and investment fees	675	597	13	1,338	1,199	12

Card fees	418	361	16	802	687	17

Other fees:
Cash network fees	48	47	2	92	90	2
Charges and fees on loans	249	260	(4)	491	505	(3)
All other	213	171	25	415	336	24

Total other fees	510	478	7	998	931	7

Mortgage banking:
Servicing income, net	310	(99)	—	391	357	10
Net gains on mortgage loan origination/sales activities	359	250	44	632	543	16
All other	66	86	(23)	127	151	(16)

Total mortgage banking	735	237	210	1,150	1,051	9

Operating leases	200	202	(1)	401	410	(2)
Insurance	364	358	2	728	695	5
Trading assets	91	64	42	225	207	9
Net gains (losses) on debt securities available for sale	(156)	39	—	(191)	35	—
Net gains from equity investments	133	201	(34)	323	272	19
Net gains on sales of loans	2	39	(95)	5	—	—
Net gains on dispositions of operations	—	—	—	137	1	—
All other	168	128	31	286	274	4

Total	$3,805	$3,329	14	$7,490	$6,965	8

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2006	2005	Change	2006	2005	Change

Salaries	$1,754	$1,551	13%	$3,426	$3,031	13%
Incentive compensation	714	562	27	1,382	1,027	35
Employee benefits	487	432	13	1,076	979	10
Equipment	284	263	8	619	633	(2)
Net occupancy	345	310	11	681	714	(5)
Operating leases	157	157	—	318	315	1
Outside professional services	236	189	25	429	352	22
Contract services	139	141	(1)	271	280	(3)
Travel and entertainment	139	117	19	269	227	19
Outside data processing	109	121	(10)	213	227	(6)
Advertising and promotion	125	117	7	231	206	12
Postage	79	68	16	160	140	14
Telecommunications	73	67	9	143	139	3
Insurance	99	100	(1)	175	179	(2)
Stationery and supplies	55	55	—	106	100	6
Operating losses	45	26	73	107	104	3
Security	44	42	5	87	83	5
Core deposit intangibles	28	31	(10)	57	63	(10)
Charitable donations	19	18	6	36	40	(10)
Net losses (gains) from debt extinguishment	(2)	1	—	(4)	—	—
All other	247	186	33	468	407	15

Total	$5,176	$4,554	14	$10,250	$9,246	11

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Service charges on deposit accounts	$665	$623	$655	$654	$625

Trust and investment fees:
Trust, investment and IRA fees	509	491	481	473	456
Commissions and all other fees	166	172	142	141	141

Total trust and investment fees	675	663	623	614	597

Card fees	418	384	394	377	361

Other fees:
Cash network fees	48	44	45	45	47
Charges and fees on loans	249	242	237	280	260
All other	213	202	196	195	171

Total other fees	510	488	478	520	478

Mortgage banking:
Servicing income, net	310	81	257	373	(99)
Net gains on mortgage loan origination/sales activities	359	273	269	273	250
All other	66	61	102	97	86

Total mortgage banking	735	415	628	743	237

Operating leases	200	201	200	202	202
Insurance	364	364	272	248	358
Trading assets	91	134	180	184	64
Net gains (losses) on debt securities available for sale	(156)	(35)	(124)	(31)	39
Net gains from equity investments	133	190	93	146	201
Net gains on sales of loans	2	3	2	3	39
Net gains on dispositions of operations	—	137	12	1	—
All other	168	118	240	166	128

Total	$3,805	$3,685	$3,653	$3,827	$3,329

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Salaries	$1,754	$1,672	$1,613	$1,571	$1,551
Incentive compensation	714	668	663	676	562
Employee benefits	487	589	428	467	432
Equipment	284	335	328	306	263
Net occupancy	345	336	344	354	310
Operating leases	157	161	161	159	157
Outside professional services	236	193	253	230	189
Contract services	139	132	153	163	141
Travel and entertainment	139	130	134	120	117
Outside data processing	109	104	108	114	121
Advertising and promotion	125	106	109	128	117
Postage	79	81	69	72	68
Telecommunications	73	70	65	74	67
Insurance	99	76	28	17	100
Stationery and supplies	55	51	57	48	55
Operating losses	45	62	38	52	26
Security	44	43	42	42	42
Core deposit intangibles	28	29	30	30	31
Charitable donations	19	17	13	8	18
Net losses (gains) from debt extinguishment	(2)	(2)	12	(1)	1
All other	247	221	235	259	186

Total	$5,176	$5,074	$4,883	$4,889	$4,554

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,855	4.60%	$56	$5,653	2.83%	$40
Trading assets	5,938	5.03	75	6,289	3.42	54
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	935	4.43	11	964	3.73	9
Securities of U.S. states and political subdivisions	3,013	8.24	60	3,434	8.29	68
Mortgage-backed securities:
Federal agencies	40,160	5.97	601	17,616	6.11	260
Private collateralized mortgage obligations	7,176	6.70	119	4,181	5.58	57

Total mortgage-backed securities	47,336	6.07	720	21,797	6.00	317
Other debt securities (4)	6,246	6.70	104	3,249	7.38	59

Total debt securities available for sale (4)	57,530	6.22	895	29,444	6.34	453
Mortgages held for sale (3)	51,675	6.25	808	34,554	5.56	481
Loans held for sale (3)	585	7.35	11	1,255	4.54	15
Loans:
Commercial and commercial real estate:
Commercial	65,424	8.12	1,324	57,749	6.59	949
Other real estate mortgage	28,938	7.29	526	29,504	6.12	450
Real estate construction	14,517	7.91	286	9,814	6.48	159
Lease financing	5,429	5.75	78	5,176	6.02	78

Total commercial and commercial real estate	114,308	7.77	2,214	102,243	6.41	1,636
Consumer:
Real estate 1-4 family first mortgage	55,019	7.36	1,011	79,533	6.36	1,263
Real estate 1-4 family junior lien mortgage	62,740	7.92	1,239	54,771	6.38	871
Credit card	11,947	13.18	393	10,285	12.17	313
Other revolving credit and installment	50,098	9.56	1,194	44,406	8.42	932

Total consumer	179,804	8.55	3,837	188,995	7.17	3,379
Foreign	6,276	12.61	198	4,398	13.86	152

Total loans (5)	300,388	8.34	6,249	295,636	7.01	5,167
Other	1,363	4.97	16	1,677	4.70	17

Total earning assets	$422,334	7.70	8,110	$374,508	6.68	6,227

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,288	2.80	30	$3,561	1.31	12
Market rate and other savings	134,182	2.29	766	128,333	1.30	417
Savings certificates	30,308	3.69	279	20,932	2.71	142
Other time deposits	38,288	5.03	479	26,378	2.95	193
Deposits in foreign offices	20,898	4.59	240	8,871	2.77	61

Total interest-bearing deposits	227,964	3.16	1,794	188,075	1.76	825
Short-term borrowings	24,836	4.68	289	22,687	2.90	164
Long-term debt	84,486	4.79	1,010	78,781	3.43	675

Total interest-bearing liabilities	337,286	3.68	3,093	289,543	2.31	1,664
Portion of noninterest-bearing funding sources	85,048	—	—	84,965	—	—

Total funding sources	$422,334	2.94	3,093	$374,508	1.79	1,664

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.76%	$5,017		4.89%	$4,563

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,437			$12,991
Goodwill	11,075			10,646
Other	45,610			36,946

Total noninterest-earning assets	$69,122			$60,583

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,917			$85,482
Other liabilities	22,835			21,348
Stockholders’ equity	42,418			38,718
Noninterest-bearing funding sources used to fund earning assets	(85,048)			(84,965)

Net noninterest-bearing funding sources	$69,122			$60,583

TOTAL ASSETS	$491,456			$435,091

(1)	Our average prime rate was 7.90% and 5.92% for the quarters ended June 30, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.21% and 3.29% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,023	4.40%	$110	$5,495	2.62%	$72
Trading assets	6,018	4.82	144	5,909	3.33	98
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	901	4.36	20	947	3.83	18
Securities of U.S. states and political subdivisions	3,059	8.18	120	3,503	8.35	139
Mortgage-backed securities:
Federal agencies	33,973	5.94	1,007	18,840	6.05	551
Private collateralized mortgage obligations	6,870	6.58	223	4,087	5.51	110

Total mortgage-backed securities	40,843	6.05	1,230	22,927	5.96	661
Other debt securities (4)	5,766	7.23	208	3,319	7.29	116

Total debt securities available for sale (4)	50,569	6.28	1,578	30,696	6.30	934
Mortgages held for sale (3)	45,632	6.21	1,417	33,103	5.50	911
Loans held for sale (3)	618	7.13	22	5,137	4.97	127
Loans:
Commercial and commercial real estate:
Commercial	64,104	7.92	2,519	56,470	6.40	1,793
Other real estate mortgage	28,813	7.15	1,023	29,686	6.00	883
Real estate construction	14,186	7.75	545	9,498	6.29	297
Lease financing	5,432	5.78	157	5,151	6.08	157

Total commercial and commercial real estate	112,535	7.60	4,244	100,805	6.25	3,130
Consumer:
Real estate 1-4 family first mortgage	64,648	7.06	2,270	82,047	6.18	2,524
Real estate 1-4 family junior lien mortgage	61,364	7.79	2,370	53,920	6.20	1,658
Credit card	11,856	13.20	782	10,222	12.05	616
Other revolving credit and installment	49,218	9.48	2,314	40,170	8.65	1,725

Total consumer	187,086	8.32	7,736	186,359	7.04	6,523
Foreign	6,110	12.59	383	4,319	13.84	298

Total loans (5)	305,731	8.14	12,363	291,483	6.87	9,951
Other	1,376	4.80	32	1,700	4.51	36

Total earning assets	$414,967	7.59	15,666	$373,523	6.55	12,129

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,179	2.52	52	$3,464	1.18	21
Market rate and other savings	134,205	2.18	1,453	127,842	1.17	742
Savings certificates	29,517	3.58	524	20,214	2.60	261
Other time deposits	36,020	4.77	852	27,590	2.73	373
Deposits in foreign offices	18,041	4.41	395	9,480	2.56	120

Total interest-bearing deposits	221,962	2.98	3,276	188,590	1.62	1,517
Short-term borrowings	25,504	4.42	559	24,051	2.63	313
Long-term debt	83,094	4.64	1,920	77,239	3.26	1,254

Total interest-bearing liabilities	330,560	3.51	5,755	289,880	2.14	3,084
Portion of noninterest-bearing funding sources	84,407	—	—	83,643	—	—

Total funding sources	$414,967	2.79	5,755	$373,523	1.67	3,084

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.80%	$9,911		4.88%	$9,045

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,666			$13,040
Goodwill	11,019			10,651
Other	44,719			35,838

Total noninterest-earning assets	$68,404			$59,529

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$87,963			$83,576
Other liabilities	23,076			21,046
Stockholders’ equity	41,772			38,550
Noninterest-bearing funding sources used to fund earning assets	(84,407)			(83,643)

Net noninterest-bearing funding sources	$68,404			$59,529

TOTAL ASSETS	$483,371			$433,052

(1)	Our average prime rate was 7.66% and 5.68% for the six months ended June 30, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.99% and 3.07% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)	Banking		Banking		Financial		Company

Quarter ended June 30,	2006	2005	2006	2005	2006	2005	2006	2005

Net interest income	$3,321	$3,121	$706	$591	$957	$824	$4,984	$4,536
Provision (reversal of provision) for credit losses	187	197	(7)	(10)	252	267	432	454
Noninterest income	2,398	1,992	1,085	1,005	322	332	3,805	3,329
Noninterest expense	3,485	3,066	1,018	874	673	614	5,176	4,554

Income before income tax expense	2,047	1,850	780	732	354	275	3,181	2,857
Income tax expense	711	610	257	242	124	95	1,092	947

Net income	$1,336	$1,240	$523	$490	$230	$180	$2,089	$1,910

Average loans	$173.9	$189.3	$70.4	$61.2	$56.1	$45.1	$300.4	$295.6
Average assets (2)	327.2	289.4	97.2	88.6	61.3	51.3	491.5	435.1
Average core deposits	230.7	214.5	26.9	23.8	.1	—	257.7	238.3

Six months ended June 30,

Net interest income	$6,577	$6,212	$1,386	$1,157	$1,891	$1,620	$9,854	$8,989
Provision (reversal of provision) for credit losses	376	384	(9)	(6)	498	661	865	1,039
Noninterest income	4,541	4,367	2,181	1,956	768	642	7,490	6,965
Noninterest expense	6,872	6,286	2,010	1,716	1,368	1,244	10,250	9,246

Income before income tax expense	3,870	3,909	1,566	1,403	793	357	6,229	5,669
Income tax expense	1,324	1,316	515	462	283	125	2,122	1,903

Net income	$2,546	$2,593	$1,051	$941	$510	$232	$4,107	$3,766

Average loans	$182.1	$186.7	$69.0	$60.4	$54.6	$44.4	$305.7	$291.5
Average assets (2)	321.0	289.6	96.6	87.2	60.0	50.5	483.4	433.1
Average core deposits	229.4	210.4	26.4	24.7	.1	—	255.9	235.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business into Wells Fargo Financial in third quarter 2005 and the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(income/expense in millions, average balances in billions)	2006	2006	2005	2005	2005

COMMUNITY BANKING
Net interest income	$3,321	$3,256	$3,281	$3,209	$3,121
Provision for credit losses	187	189	285	226	197
Noninterest income	2,398	2,143	2,432	2,619	1,992
Noninterest expense	3,485	3,387	3,336	3,350	3,066

Income before income tax expense	2,047	1,823	2,092	2,252	1,850
Income tax expense	711	613	705	759	610

Net income	$1,336	$1,210	$1,387	$1,493	$1,240

Average loans	$173.9	$190.4	$190.5	$184.4	$189.3
Average assets	327.2	314.8	313.8	298.8	289.4
Average core deposits	230.7	228.0	228.1	223.5	214.5

WHOLESALE BANKING
Net interest income	$706	$680	$638	$598	$591
Provision (reversal of provision) for credit losses	(7)	(2)	7	—	(10)
Noninterest income	1,085	1,096	907	893	1,005
Noninterest expense	1,018	992	876	895	874

Income before income tax expense	780	786	662	596	732
Income tax expense	257	258	217	193	242

Net income	$523	$528	$445	$403	$490

Average loans	$70.4	$67.6	$64.7	$63.3	$61.2
Average assets	97.2	95.9	92.8	90.1	88.6
Average core deposits	26.9	25.9	25.3	23.6	23.8

WELLS FARGO FINANCIAL
Net interest income	$957	$934	$920	$869	$824
Provision for credit losses	252	246	411	415	267
Noninterest income	322	446	314	315	332
Noninterest expense	673	695	671	644	614

Income before income tax expense	354	439	152	125	275
Income tax expense	124	159	54	46	95

Net income	$230	$280	$98	$79	$180

Average loans	$56.1	$53.1	$50.5	$47.9	$45.1
Average assets	61.3	58.7	56.1	53.5	51.3
Average core deposits	.1	.1	—	.1	—

CONSOLIDATED COMPANY
Net interest income	$4,984	$4,870	$4,839	$4,676	$4,536
Provision for credit losses	432	433	703	641	454
Noninterest income	3,805	3,685	3,653	3,827	3,329
Noninterest expense	5,176	5,074	4,883	4,889	4,554

Income before income tax expense	3,181	3,048	2,906	2,973	2,857
Income tax expense	1,092	1,030	976	998	947

Net income	$2,089	$2,018	$1,930	$1,975	$1,910

Average loans	$300.4	$311.1	$305.7	$295.6	$295.6
Average assets (2)	491.5	475.2	468.5	448.2	435.1
Average core deposits	257.7	254.0	253.4	247.2	238.3

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business into Wells Fargo Financial in third quarter 2005 and the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

Effective January 1, 2006, upon adoption of FAS 156, we remeasured our residential mortgage servicing rights (MSRs) at fair value and recognized a pre-tax adjustment of $158 million to residential MSRs and recorded a corresponding cumulative effect adjustment of $101 million (after-tax) to the 2006 beginning balance of retained earnings in our Statement of Changes in Stockholders’ Equity. The table below reconciles the December 31, 2005, and the January 1, 2006, balance of MSRs.

	Residential	Commercial	Total
(in millions)	MSRs	MSRs	MSRs
Balance at December 31, 2005	$12,389	$122	$12,511
Remeasurement upon adoption of FAS 156	158	—	158

Balance at January 1, 2006	$12,547	$122	$12,669

	Quarter ended
	June 30,	Mar. 31,
(in millions)	2006	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,800	$12,547
Purchases	511	219
Servicing from securitizations or asset transfers	1,310	989

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	550	522
Other changes in fair value (2)	(521)	(477)

Fair value, end of quarter	$15,650	$13,800

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Amortized MSRs:
Balance, beginning of quarter	$142	$122	$11,953	$10,096	$10,266
Purchases	39	25	912	783	453
Servicing from securitizations or asset transfers	—	—	888	850	529
Amortization	(6)	(5)	(486)	(542)	(493)
Other (includes changes due to hedging)	—	—	431	766	(659)

Balance, end of quarter	$175	$142	$13,698	$11,953	$10,096

Valuation allowance:
Balance, beginning of quarter	$—	$—	$1,242	$1,598	$1,294
Provision (reversal of provision) for MSRs in excess of fair value	—	—	(55)	(356)	304

Balance, end of quarter	$—	$—	$1,187	$1,242	$1,598

Amortized MSRs, net	$175	$142	$12,511	$10,711	$8,498

Fair value of amortized MSRs:
Beginning of quarter	$205	$146	$10,845	$8,517	$8,989
End of quarter	252	205	12,693	10,845	8,517

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2006	2006	2005	2005	2005

Servicing income, net:
Servicing fees (1)	$820	$747	$675	$619	$593
Changes in fair value of MSRs:
Due to changes in valuation model inputs or assumptions (2)	550	522	—	—	—
Other changes in fair value (3)	(521)	(477)	—	—	—
Amortization	(6)	(5)	(486)	(542)	(493)
Reversal of provision (provision) for MSRs in excess of fair value	—	—	55	356	(304)
Net derivative gains (losses):
Fair value accounting hedges (4)	—	—	(176)	(60)	105
Economic hedges (5)	(533)	(706)	189	—	—

Total servicing income, net	$310	$81	$257	$373	$(99)

Market-related valuation changes to MSRs, net of hedge results (2) + (5)	$17	$(184)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Results related to MSRs fair value hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities (as amended), consist of gains and losses excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

(5)	Represents results from free-standing derivatives used to economically hedge the risk of changes in fair value of MSRs.

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2006	2006	2005	2005	2005

Managed servicing portfolio:
Loans serviced for others (1)	$1,020	$931	$871	$815	$761
Owned loans serviced (2)	90	110	118	115	113

Total owned servicing	1,110	1,041	989	930	874
Sub-servicing	23	25	27	29	32

Total managed servicing portfolio	$1,133	$1,066	$1,016	$959	$906

Ratio of MSRs to related loans serviced for others	1.55%	1.50%	1.44%	1.31%	1.12%

Weighted-average note rate (owned servicing only)	5.80%	5.75%	5.72%	5.71%	5.75%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2006	2006	2005	2005	2005

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$108	$95	$89	$116	$117
Refinances as a percentage of applications	34%	39%	43%	43%	42%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$63	$59	$50	$66	$73

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2006	2006	2005	2005	2005

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$33	$26	$34	$42	$36
Correspondent/Wholesale	70	53	64	48	37
Home equity loans and lines	11	9	12	10	9
Wells Fargo Financial	2	3	3	3	3

Total	$116	$91	$113	$103	$85

Year-to-date	$207	$91	$366	$253	$150

(1)	Consists of residential real estate originations from all Wells Fargo channels.